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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  June 20, 2001


                      PHOENIX WASTE SERVICES COMPANY, INC.
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             (Exact name of registrant as specified in its charter)


    Delaware                          0-27832                   22-3755400
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(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


        60 Park Place, Suite 509, Newark, New Jersey         07102
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          (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code (973) 297-5400


                                       N/A
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         (Former name or former address, if changed since last report.)




PLEASE ADDRESS ALL CORRESPONDENCE TO:   Mark Gasarch, Esq.
                                        40 West 57th Street
                                        33rd Floor
                                        New York, New York 10019


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Item 5. Other Events


On June 21, 2001 Newark Recycling and Composting Company, Inc. ("NRCC"), a Delaware corporation owned 75% by Phoenix Waste Services Company, Inc. ("Company"), was put into Chapter 11 in the United States Bankruptcy Court for the District of New Jersey. NRCC's primary asset is the ownership of certain real property located in Newark, New Jersey that is the subject of a foreclosure action filed by the holder of the first mortgage on the property. In this bankruptcy, NRCC intends to avoid the foreclosure sale of the property, treat the claims of its creditors in accordance with the provisions of applicable law and maximize the value of its assets. NRCC conducts no business and generates no income.

Neither the Company itself nor any of its other subsidiaries is a debtor in this chapter 11 case or in any other case pending in any bankruptcy court. Neither the value of the Company's assets nor the viability of its operations will be materially adversely impacted by the NRCC bankruptcy.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 21, 2001


                                      PHOENIX WASTE SERVICES COMPANY, INC.
                                      (Registrant)



                                      By  /s/ Richard L. Franks
                                          ---------------------------------
                                          Richard L. Franks, Vice-President,
                                            General Counsel, Secretary